EXHIBIT 10.2

June 13, 2016

CONFIDENTIAL

8198381 CANADA INC.

480 Fernand Poitras,

Terrebonne, Québec

Canada J6Y 1W1

LOOP INDUSTRIES, INC.

1999 Avenue of the Stars #2520

Los Angeles, CA 90067

Dear Sirs:

Proposed Acquisition of certain Assets and liabilities of 8198381 Canada Inc. (the "Transferor") by 9449507 Canada Inc. (the "Transferee") and subsequent transfer to LOOP

This letter of intent will serve as an expression of the Transferee's intent to acquire certain of the assets and liabilities of the transferorrelated to the business of depolymerizing waste plastics and converting into valuable chemicals (the "Business"), as a going concern, and the subsequent transfer to LOOP, on the basis substantially as outlined below (the "Proposed Transaction").

The following sets out the principal terms of the Proposed Transaction:

1. Proposed Transaction

Subject to the terms and conditions set out below and in the definitive agreement, certain of the assets, tangible and intangible, as well as certain of the liabilities of the Transferor used in the operation of the Business (the "Business Assets") will be transferred to the Transferee as part of a series of operations.

Subsequent to the transactions, the Business Assets will be transferred to LOOP.

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2. Liabilities

The Transferee (and subsequently, LOOP) will not assume any liabilities of the Transferor other than those specifically identified by the Transferee, if any.

The Transferor shall remain responsible and indemnify the Transferee and LOOP for and in respect of all other liabilities, debts or obligations of the Business of every nature and kind.

3. Definitive Agreement

The parties will enter into a definitive agreement containing terms, conditions and indemnities customary for transactions of this nature including, without limitation, the following:

(a)

Representations and Warranties – The definitive agreement will contain representations and warranties which are typical of transactions of this nature including as to the title to the assets of the Business and as to the assets, operations, financial condition and tax position of the Business, which will fully protect the Transferee and LOOP in respect of any undisclosed liabilities or contingencies associated with the past operations of the Business.

(b)	Indemnities – The definitive agreement will provide that the Transferor will indemnify the Transferee and LOOP for any breach of any covenant, any breach of any representation or warranty.

4. Closing

Closing of the Proposed Transaction is anticipated for as soon as possible following execution of this letter of intent.

5. Business in the Ordinary Course

From the date of this letter of intent to the completion of the Proposed Transaction or termination of negotiations, the Transferor shall conduct the Business in the usual and ordinary manner and use all reasonable efforts to maintain good relations with its employees, customers and suppliers.

6. Confidentiality

The parties shall treat as confidential, the existence and terms of this letter of intent including the fact that the parties are discussing a Proposed Transaction. All information provided to a party by the other or its representatives shall be kept in the strictest confidence and not disclosed to a third party or used by the party receiving such information save and except for the consideration and completion of the Proposed Transaction or except as required by a Court of competent authority or any applicable securities legislation. The foregoing restriction does not apply to any information which is or becomes generally available to the public, or which was known to such party prior to its receipt of information from the other party or which such party obtained from an independent third party who obtained the information lawfully and was under no obligation of confidentiality with respect to the information.

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7. Costs

Each of the parties will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with negotiating, pursuing or completing the Proposed Transaction.

8. Status of this Letter of Intent

It is understood that this letter of intent is a binding statement of our intention to proceed as outlined above.

9. Entire Agreement

This letter of intent constitutes the entire agreement between the parties, and supersede all prior agreements, understandings, representations and warranties, negotiations and discussions, whether oral or written, and course of conduct and dealing between the parties relating to the subject matter of this letter of intent.

10. Governing Law

This letter of intent will be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable in the Province of Quebec.

Upon your execution of this letter of intent the Transferee will instruct its solicitors to commence preparation of the definitive agreement for review by the parties.

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Yours very truly,

9449507 CANADA INC.

By:	/s/ Daniel Solomita

Acknowledged and agreed to this 13th day of June 2016.

8198381 CANADA INC.

By:	/s/ Daniel Solomita

LOOP INDUSTRIES, INC.

By:	/s/ Daniel Solomita

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